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                                 STEELCASE INC.
                             NON-EMPLOYEE DIRECTOR
                          DEFERRED COMPENSATION PLAN






                                 June 23, 1999










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                               TABLE OF CONTENTS

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
PREAMBLE........................................................................1

ARTICLE I DEFINITIONS...........................................................1
     1.1  Administrative Committee..............................................1
     1.2  Beneficiary...........................................................1
     1.3  Deferral Account......................................................1
     1.4  Deferral Date.........................................................1
     1.5  Director's Fees.......................................................2
     1.6  Election Period.......................................................2
     1.7  Mandatory Deferral....................................................2
     1.8  Non-Employee Director.................................................2
     1.9  Participant...........................................................2
     1.10 Payment Date..........................................................2
     1.11 Plan Year.............................................................2
     1.12 Valuation Date........................................................2

ARTICLE II PARTICIPATION........................................................2

ARTICLE III DEFERRAL OF DIRECTOR'S FEES.........................................3

ARTICLE IV DEFERRAL ACCOUNT.....................................................3
     4.1  Deferral Accounts.....................................................3
     4.2  Debits/Credits to Deferral Accounts...................................3
     4.3  Investment Media......................................................3

ARTICLE V PAYMENTS..............................................................4
     5.1  Timing................................................................4
     5.2  Form for Payment......................................................4
     5.3  Payment Medium........................................................5

ARTICLE VI MISCELLANEOUS........................................................5
     6.1  No Trust..............................................................5
     6.2  Nonforfeitability.....................................................5
     6.3  Spendthrift Provision.................................................5
     6.4  Successors, Etc.......................................................6
     6.5  Severability..........................................................6
     6.6  Governing Law.........................................................6
     6.7  Number Construction...................................................6
     6.8  Amendment and Termination of Plan.....................................6
     6.9  Interpretation and Implementation.....................................6
     6.10 Administrative Committee..............................................6
     6.11 Claims and Appeals....................................................6

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                                    PREAMBLE

          Steelcase Inc. (the "Company") is establishing the Steelcase Inc. Non-Employee Director Deferred Compensation Plan (the "Plan"), effective June 23, 1999, to provide Non-Employee Directors an opportunity to defer a portion of their Director's Fees.


                                   ARTICLE I
                                  DEFINITIONS

          The following words and phrases, wherever capitalized, shall have the following meanings, unless the context requires otherwise:

          1.1 "Administrative Committee" means a committee consisting of the Company's Chief Executive Officer, Chief Financial Officer, Vice-President Corporate Human Resources and Director of Compensation and/or any other individuals designated by the Compensation Committee of the Company's Board of Directors.

          1.2 "Beneficiary" means the individual, trust, or other entity designated by the Participant to receive any amounts payable with respect to the Participant under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Administrative Committee on a form approved by the Administrative Committee. A Participant's Will is not effective for this purpose. If the Participant has not designated a Beneficiary or none so designated survive, the Beneficiary will be the Participant's surviving spouse, if any; otherwise the Participant's children, including those by adoption, dividing the distribution equally among the Participant's children, with the living issue of any deceased child taking their parent's share by right of representation; if none, the Participant's parents, in equal shares; if none, the Participant's living brothers and sisters in equal shares; if none the Participant's estate, if under active administration, and if not, the Participant's heirs under the laws of Intestacy of the State of Michigan. Notwithstanding the above, if the Participant designates the Participant's spouse as a Beneficiary, and the Participant later divorces that spouse, the Participant's designation of the spouse as Beneficiary shall be null and void, and the portion of the Participant's benefits that would, but for this provision, be payable to the Participant's spouse will be payable instead as designated in the Participant's designation of Beneficiary as if the spouse had predeceased the Participant.

          1.3 "Deferral Account" means the bookkeeping account established by the Administrative Committee with respect to the Participant pursuant to Article IV for the purpose of recording the amount of the Director's Fees being deferred pursuant to this Plan and the amount of any earnings, profits, gains or losses credited/debited thereto pursuant to Article IV.

          1.4 "Deferral Date" means the date the amount of deferred Director's Fees otherwise would have been paid to the Participant but for the Participant's deferral of the payment of such fees under Article III.

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          1.5  "Director's Fees" means any amount payable to a Participant for service as a Non-Employee Director, including quarterly retainer fees and fees for meetings of the Board of Directors or any Committee of the Board of Directors.

          1.6 "Election Period" means the period designated by the Administrative Committee before each Plan Year during which elections under Articles III must be made with respect to that Plan Year. For a new Participant, the Election Period means the first 30 days of participation in the Plan.

          1.7 "Mandatory Deferral" means the amount required to be deferred by a Participant pursuant to Article III.

          1.8 "Non-Employee Director" means any individual who serves as a member of the Board of Directors of the Company and who is not an employee of the Company or any of its subsidiaries or affiliates.

          1.9 "Participant" means a Non-Employee Director of the Company who participates in the Plan pursuant to Article II.

          1.10 "Payment Date" means the date payment of a Deferral Account is made pursuant to Section 5.1.

          1.11 "Plan Year" means the Company's fiscal year, which is currently the approximately 12-month period ending on the last Friday of February each year.

          1.12 "Retirement" means leaving the Board of Directors for any reason other than death.

          1.13 "Valuation Date" means the last day of the Plan Year, or such other dates as may be designated by the Administrative Committee.


                                   ARTICLE II
                                 PARTICIPATION

          A Non-Employee Director shall participate in the Plan on the first day of the individual's term as a Non-Employee Director. A member of the Board of Directors who becomes a Non-Employee Director after the first day of his or her first term as a member shall become a Participant on the Valuation Date coincident with or following the date the Participant becomes a Non-Employee Director.

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                                  ARTICLE III
                          DEFERRAL OF DIRECTOR'S FEES

          A Participant, during the Election Period, may elect a percentage (in one percent increments, up to 100 percent) of the Participant's Director's Fees to be earned in the following Plan Year which shall not be paid in cash, but shall instead be deferred and distributed later to the Participant (or in the event of the Participant's death, to his or her Beneficiary) in accordance with the provisions of Article V. If a Participant at the time of the Election Period does not own beneficially, directly or indirectly, at least 1,000 shares of Steelcase common stock, the Participant will automatically be deemed to defer at least 25 percent of the Participant's quarterly retainer fees for the following Plan Year. All elections shall be made separately with respect to the Participant's quarterly retainer fees and any meeting fees. An election to defer Director's Fees made by a new Participant during the Participant's initial Election Period shall apply only to Director's Fees earned for the remainder of the Plan Year following the date of the election. Elections are irrevocable once the Plan Year for which they are in effect has begun. Elections shall remain in effect for all subsequent Plan Years unless a new election is made during a subsequent Election Period.

                                   ARTICLE IV
                                DEFERRAL ACCOUNT

          4.1 Deferral Accounts. The Administrative Committee shall establish a Deferral Account for each Participant. The portion of each Participant's Director's Fees deferred pursuant to Article III shall be credited to the Participant's Deferral Account as of the applicable Deferral Date. The Administrative Committee shall maintain records for each Deferral Account until the balance of the Deferral Account has been paid in full pursuant to Article V. The Administrative Committee shall provide each Participant a written statement reflecting the amounts credited to his or her Deferral Account at least annually. The Administrative Committee may engage the services of any third parties it deems appropriate to provide assistance with record keeping.

          4.2 Debits/Credits to Deferral Accounts. As of each Valuation Date subsequent to the establishment of the Participant's Deferral Account, until such time as the Deferral Account is paid to the Participant, the Administrative Committee shall credit/debit the Deferral Account with earnings, profits, gains or losses that would have been credited/debited if assets equal to the balance of the Deferred Account had been invested since the preceding Valuation Date in the investment media described in Section 4.3.

          4.3 Investment Media. The Administrative Committee, in its sole discretion may periodically designate certain mutual funds or other investment media among which the Participant may request that his or her Deferral Account should, for the purposes of Section 4.2, be deemed invested. Current referent investment media include Steelcase Phantom Stock and the Kent Money Market Fund. The Steelcase Phantom Stock valuation will be based on the weighted average price of the stock traded on the relevant Deferral Date or Valuation Date. The Mandatory Deferral shall be deemed invested in the Steelcase Phantom Stock. The remainder of

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the Participant's Deferral Account shall be deemed invested as the Participant elects. The Participant may alter his or her selection among the investment media either for the Participant's existing Deferral Account balance and/or future deferrals in one percent increments (or such other increments that the Administrative Committee may specify) once each Plan Year (or at such other intervals as the Administrative Committee may specify); provided that Mandatory Deferrals, as adjusted pursuant to Section 4.2, must remain deemed invested in the Steelcase Phantom Stock. In the absence of any written direction, the Participant's entire Deferral Account shall be deemed invested in the Steelcase Phantom Stock. A Participant's deemed investment selection shall remain in effect until changed by the Participant.

          The Administrative Committee may elect either to invest funds equal to the amounts credited to the Participant's Deferral Account as elected by the Participant, invest funds targeted to pay Plan obligations in any other manner or not make investments in connection with Plan obligations. The actual investment shall not affect the obligation of the Company to provide a benefit as if the Deferral Account were actually invested as suggested by the Participant. The Administrative Committee shall establish such procedures and forms as are appropriate to implement the fund selection process of this Section 4.3.


                                   ARTICLE V
                                    PAYMENTS

          5.1 Timing. The Participant's Deferral Account shall be paid or begin to be paid to the Participant, or to his or her Beneficiary in the event of the Participant's death, as soon as administratively feasible after the end of the Plan Year during which the Participant ceases to be a member of the Company's Board of Directors for any reason. The amount to be paid shall be determined by the value of the Participant's Deferral Account as of the last day of that Plan Year.

          5.2 Form for Payment of Benefits Other than Death Benefits. The Participant may elect the period over which the balance in his or her Deferral Account shall be paid by the Company to the Participant (or to his or her Beneficiary, in the event of the Participant's death) from among the following:

          (a)  one lump sum, or

          (b)  annual installment payments over five years, or

          (c)  annual installment payments over ten years.

     The Participant must make a separate election for the form of Retirement payments and the form of death benefits. A Participant may elect, however, to have Retirement installment payments which have already begun under Section 5.2(b) or (c) to be continued to the Participant's Beneficiary in the event the Participant dies before all of the installments have been paid in lieu of the offered optional forms.


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     The Participant's election with respect to Retirement must be made prior to the Plan Year during which the Participant ceases to be a Board member. Any Retirement payment election made during or after that Plan Year shall not be effective. The Participant's election with respect to the form of death payments may be made at any time before the Participant's death. If the Participant fails to timely elect the form of either Retirement payments or death payments, the payments for which no election has been made shall be paid in one lump sum.


          5.3 Payment Medium. The payments made by the Company with respect to the Participant's Deferral Account pursuant to Sections 5.1 and 5.2 above shall be made in cash (reduced by applicable tax withholdings). Annual payments made in accordance with Sections 5.2(b) and 5.2(c) shall be in an amount equal to a percentage of the Participant's Deferral Account balance as of the Valuation Date on or immediately preceding the Payment Date, determined by dividing that balance by the remaining years of the payment term.


                                   ARTICLE VI
                                 MISCELLANEOUS

          6.1 No Trust. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or deem to create a trust of any kind, or a fiduciary relationship between the Company and the Participant, the Participant's Beneficiary or any other person. To the extent that any person acquires the right to receive benefits from the Company under this Plan, such right shall be no greater than the right of any other unsecured general creditor of the Company, and such person shall have no claim on, or any beneficial interest in, any assets of the Company. The Company may establish bookkeeping reserves or any funding media, including grantor trusts, to cover its obligation to make the payments contemplated under Article V, but amounts designated in such bookkeeping reserves or contained in such funding media as are established shall remain solely those of the Company and shall be subject to the claims of the creditors of the Company until actually paid to the Participant or to the Participant's Beneficiary. The provisions of this Plan do not operate as a guarantee that sufficient assets will exist for the Company to pay any Plan benefits.

          6.2 Nonforfeitability. The Participant's rights to any payments under this Plan shall at all times be nonforfeitable.

          6.3 Spendthrift Provision. Benefits, payments, proceeds, claims, rights or interest of the Participant or the Participant's Beneficiary to or under this Plan shall not be subject in any manner to any claims, attachments or encumbrances due to the death, contracts, liabilities, engagements or torts of the Participant or the Participant's Beneficiary, directly or indirectly, or be subject to any claim of any creditor of the Participant or the Participant's Beneficiary, through legal process or otherwise; nor shall the Participant or the Participant's Beneficiary be able or permitted in any manner to transfer, encumber, pledge, anticipate, alienate, sell, or assign any such benefits, payments, proceeds, claims, rights or interest, contingent or otherwise.

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          6.4  Successors, Etc.  This Plan shall be binding upon and benefit the Company and its successors, and the Participant and the Participant's Beneficiary, their heirs and personal representatives, all in accordance and subject to the terms of this Plan.

          6.5 Severability. Each provision of this Plan shall be independent of and separable from every other provision of this Plan and should any provision of this Plan be deemed or be declared to be contrary to or unenforceable under any law, whether constitutional, statutory or otherwise, all of the remaining provisions of this Plan shall remain in full force and effect.

          6.6 Governing Law. This Plan shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, under the laws of the State of Michigan, except to the extent superseded by federal law.

          6.7 Number Construction. In all cases where they would so apply, words used in the singular shall be construed to include the plural.

          6.8 Amendment and Termination of Plan. The Compensation Committee of the Board of Directors may amend or terminate this Plan at any time. A termination of the Plan shall not reduce amounts already credited to the Participant's Deferral Account. In the event the Plan is terminated, the Administrative Committee may, in its sole discretion, immediately distribute the balance of the Participants' Deferral Accounts.

          6.9 Interpretation and Implementation. The Administrative Committee shall have exclusive and final authority and sole and absolute discretion with respect to (a) the interpretation and implementation of the terms and provisions of this Plan, (b) exercising any of its powers or duties under this Plan and (c) the adoption or amendment of such procedures or practices as it deems necessary, helpful or appropriate, for purposes of administering this Plan.

          6.10 Administrative Committee. The Administrative Committee may delegate any of its powers, authorities or responsibilities under the Plan to any other person or committee so designated by it in writing. The Administrative Committee may employ the agents or advisors it deems appropriate to fulfill its duties under the Plan. No member of the Administrative Committee shall be personally liable to any person for any action taken or omitted in connection with performing its duties under the Plan, unless due to that member's own willful misconduct, gross negligence, or lack of good faith.

          6.11  Claims and Appeals.  In the event Participants or
Beneficiaries believe they are entitled to a payment from the Company that has not been made, they may submit a claim for benefits to the Administrative Committee. Any denial of a claim shall be made by the Administrative Committee in writing and shall specify the Plan provisions upon which the denial is based and any additional information or documentation which the Participant or Beneficiary would need to submit to perfect his or her claim. The Participant or Beneficiary may appeal in writing to the Administrative Committee any denial of his or her claim within 90 days following the denial, and shall include any additional information or documentation helpful to support the claim. The Administrative Committee's decision shall be made in writing within a reasonable

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time period following receipt of the appeal and shall be final and binding on the Participant, any Beneficiary and the Company.

          IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer, this_____ day of _______________, 1999, to be effective June 23, 1999.

                                          STEELCASE INC.

Attest: By:                               By:
           ---------------------------       ---------------------------------

           Its:                              Its:
               -----------------------           -----------------------------


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